Exhibit 10.1

[LOGO] NORWEST(R)    NORWEST BANK MINNESOTA,
                     NATIONAL ASSOCIATION                    FIRST AMENDMENT
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This First Amendment (the "First Amendment") dated as of May 20, 1998 is between
Norwest Bank Minnesota, National Association (the "Bank") and The Barbers, Hairstyling for Men & Women, Inc. (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into a Term Loan and Credit Agreement dated January 22, 1997 (the "Agreement"), pursuant to which the Bank extended to the
Borrower: 1) a $1,500,000.00 revolving line of credit (the "Line"); 2) a $1,500,000.00 term loan ("Term Loan A"); and 3) a $1,000,000.00 term loan ("Term
Loan B"). Borrowings under the Line are evidenced by a promissory note dated January 22, 1997 (the "1997 Revolving Note").

The Borrower has requested that the Bank: 1) extend the expiration date of the Line to June 30, 1999; and 2) allow for the issuance of irrevocable standby or documentary letters of credit under the Line. The Bank is willing to grant these requests subject to the terms and conditions of this First Amendment. Capitalized terms not otherwise defined in this First Amendment shall have the meaning given them in the Agreement.

In consideration of the premises, the Bank and the Borrower agree that the Agreement is hereby amended as of the date of this First Amendment as follows:

1. Section 1.2 of the Agreement is hereby deleted in its entirety and restated as follows:

         "1.2 LINE AVAILABILITY PERIOD. The "Line Availability Period" will mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is later, to June 30, 1999 (the "Line Expiration Date")."

2. A new Section 1.4 is hereby added to the Agreement as follows:

         "1.4     STANDBY LETTERS OF CREDIT

         (a) Issuance and Expiration. During the Line Availability Period, the Bank, in its sole discretion, agrees to issue standby letters of credit ("Standby L/Cs") for the account of the Borrower, provided that the Borrower is in compliance with the terms of this Agreement. Prior to the issuance of a Standby L/C, the Borrower will execute the Bank's standard Application and Agreement for Irrevocable Standby Letter of Credit (the "Standby L/C Agreement") and such other documents as the Bank deems necessary.

         (b) Fees. The Borrower shall pay a standby letter of credit fee of 1.0% per annum on the face amount of each Standby L/C, subject to a minimum fee of $200.00, and calculated on the basis of actual days elapsed in a 360-day year. This fee shall be paid annually in advance and is in addition to all other fees or expenses provided for in the L/C Application.

         (c) Reduction of Line Availability. Availability under the Line shall be reduced dollar for dollar by the face amount of all outstanding Standby L/Cs, plus any unreimbursed draws. Without limiting any rights and remedies available to the Bank under any Standby L/C Agreement, any draw under a Standby L/C may, at the Bank's option, be repaid through an automatic advance under the Line, which shall be repayable according to the terms of this Agreement.

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         (d)      Cash Collateralization of Outstanding Standby L/Cs. Should a
                  default occur under this Agreement, the Bank may require the Borrower to deposit with it in a non-interest bearing account, immediately available funds equal to the face amount of outstanding Standby L/Cs. The Borrower hereby grants the Bank a security interest in these funds as security for all of the Borrower's obligations to the Bank."

3. A new Section 1.5 is hereby added to the Agreement as follows:

         "1.5     DOCUMENTARY LETTERS OF CREDIT

         (a) Issuance and Expiration. During the Line Availability Period, the Bank, in its sole discretion, agrees to issue documentary letters of credit ("Documentary L/Cs") for the account of the Borrower, provided that the Borrower is in compliance with the terms of this Agreement. Each Documentary L/C must expire prior to the Line Expiration Date and must require drafts payable at sight. Prior to the issuance of a Documentary L/C, the Borrower will execute the Bank's standard Application and Agreement for Irrevocable Documentary Letters of Credit (the "Documentary L/C Agreement") and such other documents as the Bank deems necessary.

         (b) Fees and Expenses. Fees and expenses related to each Documentary L/C will be agreed upon at issuance.

         (c) Reduction of Line Availability. Availability under the Line shall be reduced dollar for dollar by the face amount of all outstanding Documentary L/Cs, plus any unreimbursed draws. Without limiting any rights and remedies available to the Bank under the Documentary L/C Agreement and related documents, any draw under a Documentary L/C may, at the Bank's option, be repaid through an automatic advance under the Line, which shall be repayable according to the terms of this Agreement.

         (d) Cash Collateralization of Outstanding Documentary L/Cs. Should a default occur under this Agreement the Bank may require the Borrower to deposit with it in a non-interest bearing account immediately available funds equal to the face amount of outstanding Documentary L/Cs. The Borrower hereby grants the Bank a security interest in these funds as security for all of the Borrower's obligations to the Bank.

4. Section 9.2 of the Agreement is hereby deleted in its entirety and restated as follows:

         "9.2     FINANCIAL COVENANTS

                  During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to comply with the financial covenants described below, which shall be calculated using generally accepted accounting principles consistently applied, except as they may be otherwise modified by the following capitalized definitions:

         (a) Tangible Net Worth. Maintain a minimum Tangible Net Worth of at least $4,000,000.00 as of September 30, 1998.

                  "Tangible Net Worth" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any ten percent shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower; (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing

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                  rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible.

         (b) Total Liabilities to Tangible Net Worth Ratio. Maintain a ratio of total liabilities to Tangible Net Worth of less than
                  1.5 to 1.0 as of September 30, 1998.

         (c) Net Profit. Achieve a minimum after-tax net profit of $500,000.00 as of September 30, 1998.

         (d) Cash Flow Coverage Ratio. Maintain a ratio of after-tax net profit plus depreciation and amortization to Current Maturities of Long Term Debt of at least 1.5 to 1.0 as of September 30, 1998.

                  "Current Maturities of Long Term Debt" means that portion of the Borrower's long term debt and capital leases payable within 12 months of the determination date."

5. An introductory paragraph is hereby added to Section 9.3 of the Agreement as follows:

         "9.3     OTHER COVENANTS

                  During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:"

6. A new Section 9.3(k) is hereby added to the Agreement as follows:

         "(k) Out of Debt Period. Reduce the principal outstanding under the Revolving Note, excluding any advances under Standby L/Cs and Documentary L/Cs, to $0.00 for 30 consecutive days each calendar year."

7. All references in the Agreement to "Exhibit B" are revised to read "Exhibit
A".

8. Simultaneously with the execution of this First Amendment, the Borrower shall execute and deliver to the Bank a promissory note (the "Revolving Note") in form and content acceptable to the Bank, which shall replace, but not be deemed to satisfy, the 1997 Revolving Note. The initial balance of the Revolving Note shall be the balance of the 1997 Revolving Note as of the date of this First Amendment. Each reference in the Agreement to the Revolving Note shall be deemed to refer to the Revolving Note dated as of the date of this First Amendment.

9. The Borrower hereby represents and warrants to the Bank as follows:

                  A. The Agreement as amended by this First Amendment remains in full force and effect.

                  B. The Borrower has no knowledge of any default under the terms of the Agreement or any note evidencing any of the obligations of the Borrower that are documented in the Agreement, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

                  C. The execution, delivery and performance of this First Amendment and the Revolving Note are within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation or by-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

                  D. The resolutions set forth in the Corporate Certificate of Authority dated June 23, 1994 and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

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10. Except as modified by this First Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this First Amendment as of the date and year first above written.

NORWEST BANK MINNESOTA,                   THE BARBERS, HAIRSTYLING FOR
 NATIONAL ASSOCIATION                      MEN & WOMEN, INC.


By:     /s/ Brian Opp                      By:     /s/ J. Brent Hanson
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Its:    Vice President                    Its:     Vice President & CFO
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